This LEASE is dated for reference January 31st, 2007

AMONG:

RKL WAREHOUSING LTD., a British Columbia company (Incorporation No. BC0271611) which maintains its registered and records office at Suite 215 - 8171 Cook Road, Richmond, BC, V6Y 3T8

(hereinafter referred to as the "Landlord")

OF THE FIRST PART

AND

VANTECH PLASTICS CORP
7986 Alexander Road, Delta, British Columbia
(hereinafter referred to as the "Tenant") OF THE SECOND PART

AND

PACIFIC TECH CENTRE CORP.
500-666 Burrard Street, Vancouver, B. C. OF THE THIRD PART
V6C 2X8
(hereinafter referred to as the "Guarantor")

IN CONSIDERATION OF the rents, covenants, conditions and agreements hereinafter respectively reserved and contained, the participants agree each with the others as follows:

ARTICLE 1 – DEFINITIONS AND INTERPRETATION

1.01 "Operating expenses" means and includes all expenses incurred in connection with the operation, maintenance and repairs of the premises, and any improvements on the lands connecting the premises with the public streets and, without restricting the generality of the foregoing, shall include;

(a) all outgoing expenses in connection with the operation and maintenance of the premises and equipment save and except structural repairs, provided that repairs that are of a capital nature in accordance with Generally Accepted Accounting Principles shall be amortized over its useful life expectancy, with all interest on money borrowed for the same to be included as an operating expense;

(b) real property taxes and water rates, parking taxes, special taxes, licences and certificates;

(c) premiums for fire, casualty for replacement cost and liability insurance (offering coverage of not less than $2 million;

(d) snow removal, garbage removal, landscape maintenance and common area maintenance;

(e) the Landlord's costs for any accountant's certificates, subordination agreements and other certificates required hereunder and the fees and disbursements actually paid by the Landlord to his solicitor for the purpose of enforcing any provision under this Lease or disputing any notice or assessment under this Lease;

(f) electricity, gas, telephone rates and business licences in connection with the premises not otherwise billed directly to the Tenant; and

(g) the Landlord's reasonable accounting costs for preparing any statements required under this Lease.

1.02 "Participant" means any party to this Agreement. "Participants" means any 2 or more parties to this Agreement, as the context in which this term is found within this Agreement or the circumstances to which the provisions of this Agreement are to be applied shall reasonably admit or require.

1.03 "Person" means any natural person, partnership, trust, society, body corporate, body politic and any other legal entity, including (without limiting the generality of the foregoing) any ministry, department, agency of, or statutory body created by, any government, including a municipal government. The term "person" as used herein means "person or persons" wherever the circumstances to which the provisions of this Agreement are to be applied shall reasonably admit or require.

1.04 "Premises" means those certain lands and premises located at 7986 Alexander Road, Delta, British Columbia being approximately 2,544 square feet of Office and approximately 19,814 square feet of warehouse for a total rentable area of approximately 22,358 square feet.

1.05 The participants intend that the provisions of the Land Transfer Form Act (BC) shall be applied liberally in the construction of this Lease, notwithstanding the fact that the words contained in this Lease may appear in a different format from the manner in which they are set out in the said statute.

1.06 References to quotidian periods of time contained herein are expressed in clear days.

1.07 Any reference to any statute, regulation, bylaw or rule herein contained shall be deemed to include a reference:

(a) to it as it may be amended subsequent to the making of this Agreement, or

(b) to any statute, regulation, bylaw or rule enacted in substitution therefor.

1.08 Where a word or an expression is defined in this Agreement, other parts of speech and grammatical forms of the same word or expression have corresponding meanings. The words and expressions defined in this article shall have the meanings herein set out throughout this Agreement irrespective of whether they are printed in a bold font or otherwise emphasized, and irrespective of whether the first letter of each appears in upper case or lower case type.

1.09 The headings contained in this Agreement and in any annexures to it are not intended to be complete or accurate descriptions of the content of the articles or the paragraphs to which they relate, and do not affect the interpretation of this Agreement or define, limit or construe the contents of any provision of it.

1.10 Wherever the singular or the masculine pronoun is used in this Agreement, the same shall be construed to mean the plural, or the feminine, or the body politic or corporate, where the context in which this term is found within this Agreement or the circumstances to which the

provisions of this Agreement are to be applied shall reasonably admit or require.

1.11 The terms and conditions herein set out shall enure to the benefit of and shall bind each of the participants and his every successor in interest, including, without limiting the generality of the foregoing, any and all companies succeeding a corporate participant by reason of amalgamation, all receivers and receiver-managers, all liquidators, all trustees-in-bankruptcy, all committees, personal representatives and heirs.

ARTICLE 2 – DEMISE

2.01 The Landlord hereby demises and leases the premises unto the Tenant, for a term of Five years commencing on May 1st, 2007, provided that the Tenant shall have a fixturing period upon execution of this document, such period to be free of basic rent, but the tenant shall pay to the landlord operating expenses upon receipt of the keys and of taking possession of the premises.

2.02 The Tenant shall pay to the Landlord as rent during the term without deduction, set-off or abatement, in lawful money of Canada, payable at the office of the Landlord at the address hereinbefore mentioned or at such other place as the Landlord may direct in writing from time to time:

(a) basic rent in respect of the premises during each month of the term herein granted, on the following basis;

(i) the sum of $11,179.00 plus GST on the first day of May 2007 and on the first day each and every month thereafter up to and including the 1st day of April 2012.

(b) the operating expenses as hereinafter provided.

Deposit: The Landlord acknowledges receipt of a deposit from the Tenant in the amount of Twenty-Three Thousand Six Hundred ninety-nine dollars and forty eight cents. ($23,699.48) including GST, which deposit shall be applied against the first month's rent, with the balance held by the Landlord without interest as a security deposit.

2.03 This Lease shall be a triple-net lease, and the Tenant shall be responsible for all outgoing expenses in connection with the premises and with the operation and maintenance of the same save and except structural repairs. The Tenant shall also be responsible:

(a) for any and all taxes imposed upon machinery brought upon the premises;
(b) for telephone, gas, electricity and garbage collection rates;
(c) for any and all business taxes levied against the business or businesses being conducted in and from the premises; and

(d) for all other rates and charges levied against the Tenant by any federal, provincial municipal or other authority in connection with the operation of the Tenant's business conducted on the premises.

2.04 The Tenant agrees to pay as additional rent the operating expenses monthly in accordance with the reasonable prospective estimate thereof made by the Landlord. The operating expenses at the beginning of the lease term are estimated at the rate of $ 2.00 per square foot, but shall be adjusted on September 30th of every year during the term, on the basis of the actual operating expenses experienced during the period to which the adjustments relate. The certificate of a chartered accountant appointed by the Landlord shall, in the event of dispute, be conclusive and binding on the Landlord and the Tenant as to any amounts payable under this paragraph. Any resulting excess or deficiency being payable respectively by the Landlord to the Tenant or by the Tenant to the Landlord shall be paid within thirty (30) days after the furnishing of each of such statement. The cost of obtaining such certificate shall be included in operating expenses and be borne by the Tenant.

2.05 The participants agree that this lease shall not be registered at any Land Title Office.

2.06 The Landlord covenants with the Tenant for quiet enjoyment of the premises.

ARTICLE 3 – GENERAL TERMS AND CONDITIONS OF THE LEASE

3.01 Any and all alterations, additions, decorations and improvements made by the Tenant to the premises, other than the installation of the Tenant's machinery, tools and trade fixtures, shall immediately become the property of the Landlord without compensation therefor to the Tenant and shall not be removed from the premises either during or at the end or sooner determination of the term of this Lease except that:

(a) the Tenant shall, at the end or sooner determination of the term of this Lease, remove such of the trade fixtures, alterations, additions, decorations and improvements as the Landlord may require;

(b) in the case of every such removal, the Tenant shall repair any damage to the premises caused by the installation and removal of any such trade fixtures, alterations, additions, decorations and improvements, and the cost of all such removals and repairs shall be borne by the Tenant.

During the term of this Lease and any renewal term hereof, the Tenant shall not remove any fixtures, furnishings, equipment or any appurtenances to his fixtures, furnishings or equipment from the premises without the consent of the Landlord in writing, other than in the ordinary course of the Tenant's business.

3.02 At any time and from time to time, upon not less than 10 days prior notice, the Tenant shall execute and shall deliver to the Landlord or to such other person as the Landlord may direct, a written statement certifying that this Lease is in full force and effect and unmodified (or if modified, specifying the modifications), the amount of the annual rental then being paid hereunder, whether or not any prepayments have been made hereunder (and if so the details thereof), the dates to which other levies or charges hereunder have been paid, and

whether or not there is any existing default on the part of the Landlord of which the Tenant has notice.

3.03 This Lease and all of the rights of the Tenant herein are, and shall at all times be, subject and subordinate to any and all mortgages, trust deeds and debentures, now or henceforth in force or registered against the land of which the premises forms a part, and all renewals, extensions and modifications thereof and all advances of money made thereunder. The Tenant covenants to execute in registerable form immediately on request from time to time, any assurances that the Landlord may require to confirm this subordination, and will if requested attorn as tenant to the holder of any such mortgages, trust deeds and debentures; provided however that the Tenant shall not be required to execute any subordination agreement unless the new trustee or chargee acknowledges the existence of this Lease and agrees to accept the Tenant as tenant in the event of foreclosure of the Landlord's interest in the premises.

3.04 In the event that the premises or any part thereof shall at any time during the said term be burned down or be so damaged by fire or by any other cause as in the reasonable opinion of the Landlord to render the same unfit for the purpose of the Tenant, the rent hereby reserved or a proportionate part thereof according to the nature and extent of the damage sustained, shall be suspended and abated until the premises shall have been rebuilt or made fit for the purpose of the Tenant, or at the option of the Landlord the said term shall in such case forthwith come to an end. In the event that the Landlord shall declare the term of this Lease to be at an end in accordance with the provisions of this paragraph, the Tenant shall cease to be held liable for payment of rent except for such rent as shall already have accrued due, and shall be entitled to be repaid any rent paid in advance for the balance for the period so paid for in advance.

3.05 The Landlord shall not be responsible for any defect in or change of conditions affecting the premises, nor for any damage to the premises or to any person or to merchandise, goods, chattels, machinery or equipment contained therein howsoever caused.

3.06 The Landlord shall not be responsible for or in regard to the sufficiency or insufficiency of any safe or vault used by the Landlord to withstand fire, burglars or thieves, and that the use of such safe or vault is accepted by the Tenant at his own risk and without any recourse whatever against the Landlord for or on account of any loss or damage which may occur in any manner of or to any money, securities, valuables, books, papers or other property which may be placed therein by the Tenant.

3.07 The Landlord shall not be responsible for any loss, damage or expense caused by any overflow or leakage of water from any part of the premises, or any adjoining building, occasioned by the use, misuse or abuse of water or by the breaking or bursting of any pipes or plumbing fixtures, or in any other manner or by seepage from adjoining lands or by any accident or misadventure to or arising from the use and operation of machinery, elevator, heating apparatus, electric wiring and appliances, gas or other pipes and appliances or any fixtures or by reason of any structural defects in the premises or by any other matter or thing whatsoever.

3.08 The Landlord shall be under no obligation to supply water, heat, light or power to the Tenant upon the premises.

3.09 [deleted]

3.10 The Landlord shall have the right at any time during the term of this Lease or any renewal thereof to repair, remodel, alter, improve or add to the premises or to change the location of the entrance or entrances to the premises without compensation or responsibility to the Tenant and for such purposes, if necessary, to enter into, pass through, work upon and attach scaffolds or other temporary structures to the premises, putting the Tenant to no unnecessary inconvenience.

ARTICLE 4 – TENANT'S COVENANTS

4.01 The Tenant covenants with the Landlord to pay rent; and to pay also (as rent) on or before the last day of June in each year that portion of all taxes (including local improvement taxes) levied by any federal, provincial, municipal or school authority in respect of the premises as shall be attributable to the assessment for any purpose of all things erected or placed in, upon or under or affixed to the premises prior to or during the term hereof or any renewal or to any fixture or structure therein, thereon or thereunder, including all fixtures, machinery and similar things of a commercial or industrial undertaking, business or going concern operation which may be lawfully removed by the Tenant.

4.02 The Tenant will pay the cost of all natural gas and electricity consumed upon the premises.

4.03 The Tenant covenants to repair, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted. The Landlord may enter and view state of repair. The Tenant will repair according to notice, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted. The Tenant covenants that he will leave the premises in good repair, reasonable wear and tear and damage by fire, lightning, tempest and earthquake excepted.

4.04 The Tenant covenants to give to the Landlord or his agent immediate notice of any defect in water, gas or other pipes or fixtures, heating apparatus, elevator, hoist, machinery or telephone, electric or other wires or fixtures.

4.05 The Tenant will keep and leave whole and in good order all water, gas and electric fixtures, glass, pipes, faucets, locks, fastenings, hinges, window shades, sash cords, heating and cooling apparatus under the control of and used by the Tenant and will keep and leave all brass, copper or other metals and all windows, in on or attached to the premises, cleaned and polished.

4.06 The Tenant will maintain, business interruption insurance; and will maintain property insurance upon his fixtures, stock and other contents situated within the premises, and will obtain from the insurer of its fixtures, stock and contents an endorsement permitting the Tenant to waive all right of recovery from the Landlord for any loss or damage arising from any cause, to such goods. The Tenant hereby waives all right of recovery which he may henceforth have against the Landlord for any loss or damage arising from any cause, to such fixtures, stock or contents.

4.07 The Tenant will not use the premises nor allow the premises to be used for any purpose

other than for the purpose of **specialized packaging materials and related products, and continuously throughout the Term the Tenant shall operate its business under the names of Vantech Plastics Corp. or Pacific Tech Centre Corp.**

4.08 The Tenant will not carry on nor do, nor allow to be carried on or done on the premises any sales by auction, or store waste or hazardous materials upon the premises nor carry on any work, business, occupation, act or thing whatever which may be or become an environmental hazard or a nuisance or annoyance to the Landlord or to the public, or which may increase the hazard of fire or liability of any kind or which may increase the premium rate of insurance against loss by fire or liability upon the premises or invalidate any policy of insurance of any kind upon or in respect of same or which may cause or result in excessive use or waste of water or increase the amount of water rates payable in respect of the premises.

4.09 The Tenant will not drive nails or screws into nor drill into nor cut, mark nor in any way deface any part of the premises.

4.10 The Tenant will not make any alterations in the structure, plan or partitioning of the premises nor install any plumbing, piping, wiring, or heating apparatus without the written permission of the Landlord or his agents first had and obtained; AND will indemnify and save harmless the Landlord from and against any and all manner of claims for liens for wages or materials, or for damage to persons or property caused during the making of or in connection with any repairs, alterations, installations and additions which the Tenant shall make or cause to be made on the premises; AND will allow the Landlord to post and will keep posted on the premises any notice that the Landlord may desire to post under the provisions of the Builders Lien Act (BC) or the Repairers Lien Act (BC).

4.11 The Tenant will erect, place, use or keep in or upon the premises only such shades, window blinds, awnings, projections, signs, advertisements, lettering, devices, notices, painting or decoration as are first approved in writing by the Landlord, and upon the expiration or determination of this Lease will remove the same if required to do so by the Landlord.

4.12 The Tenant:

(a) shall indemnify and save harmless the Landlord from and against any and all manner of actions or causes of action, damages, loss, costs or expenses which he may sustain, incur or to be put to by reason of any advertising signs now existing or which may henceforth be erected by the Tenant upon, over, projecting from or above the premises;

(b) shall pay the premiums charged upon any bond of indemnity or liability insurance policy in respect of such signs issued upon the demand of civic, municipal or other authorities, provided always that the Landlord shall from time to time and at all times henceforth be at liberty to examine the said signs; and

(c) shall repair or strengthen such signs upon notice from the Landlord.

If the Tenant shall fail to comply with any notice to repair or to strengthen such signs, the Landlord shall be at liberty to repair or to strengthen the said signs, and the costs, charges and expense of so doing shall be forthwith paid by the Tenant to the Landlord. The giving of any such notice and the undertaking of such repairs or strengthening by the Landlord shall not be deemed an acknowledgment or admission of any liability or responsibility on

the part of the Landlord.

4.13 The Tenant shall not permit or suffer any overloading of the floor or floors of the premises and the tenant shall not place therein any safe, heavy business machine or other heavy object which may overload the floor without first obtaining the written consent of the landlord, and the Tenant agrees that the Landlord shall determine in its own discretion if any state or condition of overloading exists or may exist, and the tenant will immediately make good any damage done to any part of the premises by bringing in or taking away the same.

4.14 The Tenant will provide receptacles for refuse and rubbish of all kinds, and will attend to the removal of the same from the premises at regular intervals, and will not keep nor leave any boxes, packing material or rubbish of any kind in or near the premises or any passages connected with same. The Tenant will keep clean and free from any rubbish, ice or snow, all walks, passages, yards and alleys adjacent to the premises.

4.15 The Tenant will observe, obey and conform to and cause his employees to observe, obey and conform to all rules and regulations form time to time made by the Landlord with regard to the management, use or occupation of the premises.

4.16 The Tenant will comply promptly at his own expense with all laws, ordinances, regulations, requirements and recommendations of any and all federal, provincial, municipal and other authorities, or Association of Fire Insurance Underwriters or Agents and all notices in pursuance of the same whether served upon the Landlord or the Tenant, and will indemnify and save harmless the Landlord from and against all and all manner of actions or causes of action, damages, loss, costs or expenses, which he may sustain, incur or be put to by reason of any neglect of same or noncompliance therewith or by reason of any defect, deficiency, disrepair, depreciation, damage or change in or to the premises, or any injury or damage to any person or to any goods and chattels contained in, upon or about the premises, howsoever caused.

4.17 The Tenant will allow notices "For Sale" or "To Let" to be put and remain on the premises in a conspicuous position for at least 60 days prior to the expiration of this Lease and will allow prospective purchasers or tenants to enter and inspect the premises on weekdays during the said 60 day period.

4.18 The Tenant shall not transfer, assign or sell his rights under this Lease and shall not sublet the whole or any part of the premises or part with possession thereof, nor grant any concession or licence within or with respect to the premises to any person without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Notwithstanding any such consent being given by the Landlord and such transfer, assignment, sale or subleasing being effected, the Tenant and the Guarantor shall remain bound to the Landlord for the fulfillment of all of the terms, covenants and agreements herein contained. Where the Tenant is a corporation, any transfer of shares in the capital stock of the Tenant shall be deemed to be an assignment of this Lease.

4.19 At the expiration or sooner determination of this Lease the Tenant will peaceably surrender and give up possession of the premises without notice from the Landlord, any right to notice to quit or vacate being hereby expressly waived by the Tenant, any law, usage or custom

to the contrary notwithstanding.

4.20 The Tenant shall comply with all environmental and hazardous waste laws and regulations and will indemnify and save harmless the Landlord from and against all and all manner of actions of causes of action, damages, loss, costs or expenses which the Landlord may sustain, incur or be put to by reason of any neglect of same or noncompliance therewith or by reason of any defect, deficiency, damage or change in or to the Lands or any injury or damage to any person or to any goods and chattels contained in, upon or about the Lands, however caused.

4.21 The Tenant shall permit the Landlord from time to time during normal business hours, or at any time in the case of emergency, to enter and examine the state of maintenance, repair and order of the premises, all equipment and fixtures within the premises and any improvements now or hereafter made to the premises, and the Landlord may give notice to the Tenant requiring that the Tenant perform such maintenance or effect such repairs, decoration or replacement as may be found necessary from such examination; provided, however, that the failure of the Landlord to give such notice shall not relieve the Tenant from its obligations to maintain, repair, decorate and keep the premises and the Tenant's equipment, fixtures and improvements therein in good condition and in a good and tenantable state of maintenance, repair and decoration. The Tenant agrees that the Landlord shall have the right to enter the premises at all reasonable times during the Term to make repairs or alterations as the Landlord shall deem necessary for the safety or preservation or proper administration of the premises or any such other portion of the premises, and the Landlord may for such purposes attach scaffolds or other temporary structures to the premises all without compensation or responsibility to the Tenant for any loss, injury, damage, inconvenience or annoyance suffered by the Tenant.

ARTICLE 5 – OPTION TO RENEW LEASE

5.01 If the Tenant duly and regularly pays the rent and additional rent plus GST and performs each and every one of the covenants in the Lease to be performed and observed by the Tenant, the Tenant shall have the right to renew the term of this Lease for one further period of 5 years upon delivery of notice in writing to the Landlord not later than six (6) months and not more than twelve (12) months prior to the expiration of the within term. Such renewal term shall commence upon the expiration of the term herein granted, and all covenants, provisos and agreements of this Lease shall apply to such renewal term with the exception of this right of renewal, and except that the basic rent to be paid during the renewal term shall be settled by agreement between the Landlord and the Tenant. If the Landlord and the Tenant are unable to agree upon the amount of such basic rent within 60 days of such notice, the rent shall be the then fair rental value of the premises determined by an arbitrator appointed under the Commercial Arbitration Act (BC) whose decision shall be final and binding upon the participants, provided only that such basic rent shall in no event be less than the basic rent payable hereunder during the existing term. The cost of such arbitration shall be borne equally by the Landlord and Tenant unless otherwise ordered by the arbitrator.

ARTICLE 6 -- GUARANTOR'S COVENANTS

6.01 [deleted]

ARTICLE 7 – GENERAL PROVISIONS

7.01 Time is of the essence of this Lease. The failure of any participant to insist on the strict performance of any provision of this Lease or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Lease or limit that participant's rights herein contained including the provision that time is of the essence hereof. In the event that time being of the essence should be waived by any participant at any time, time shall continue to be of the essence of this Lease without the necessity of the participant so waiving giving notice to the others reinstating this provision.

7.02 The Tenant has leased the premises after examining the same. There are no implied covenants contained in this Lease other than those of good faith and fair dealing. This Lease contains the entire understanding between or among the participants relating to the subject matters hereof, and supercedes all representations, warranties and agreements, whether oral or written which antedate it. No modification of this Lease shall be valid unless made in writing and duly executed by the participants.

7.03 No waiver of nor neglect to enforce the right to forfeiture of this Lease or the right of re-entry upon breach of any covenant, condition or agreement herein contained shall be deemed to be a waiver of such rights upon any subsequent breach of the same or any other covenant, condition or agreement herein contained.

7.04 Any notice to be served hereunder shall be deemed to be sufficiently served on the Tenant and the Guarantor (if any) if addressed to the Tenant and the Guarantor and left on the premises. The Landlord, or any person authorized by the Landlord in writing, shall have the right to enter upon the premises for the purpose of leaving or posting any notice to be served upon the Tenant.

7.05 If the Landlord shall be unable to deliver possession of the premises at the time of the commencement of the said term, neither the Landlord nor his agents shall be liable for any damage or loss caused thereby, nor shall this Lease be void or voidable, nor the date of the expiration of same be changed by reason thereof, but in such event the Tenant shall only be liable for rent at the rate hereby reserved from such time as the Landlord shall be able to deliver possession of the premises.

7.06 In the event of the premises being condemned in whole or in part because of the unsafe condition thereof, this Lease shall cease and determine upon the date of such condemnation, and the Landlord shall not be responsible for any loss, damages or expenses which the Tenant may suffer or incur by reason of the same.

7.07 Any rights or privileges which may accrue or enure to or for the benefit of the Landlord by virtue of any law governing the relations of Landlord and Tenant not specifically mentioned herein and not inconsistent with the terms and conditions hereof and all rights of enforcement of same shall be deemed to be hereby reserved to and claimed by the

7.12 All covenants and terms herein contained to be observed and performed by the Tenant shall be observed and performed by it at its expense, and if the Tenant shall fail, neglect or refuse to observe and perform any of the covenants or terms herein contained, the Landlord, without precluding the Landlord from availing itself of any other remedy at law or in equity, may at its own option, observe and perform on the Tenant's behalf any such covenant or term, and if the Landlord shall pay any sum of money or do any act which requires the payment of money by reason of failure, neglect or refusal of the Tenant to observe and perform such covenant or term, or if the Tenant fails to pay any monies due by it to the Landlord hereunder, the sum or sums of money so paid or owing to the Landlord shall be payable by the Tenant to the Landlord forthwith upon demand and shall be recoverable by the Landlord in the same manner as rent in arrears.

7.13 If default shall be made by the Tenant in the payment of rent or other monies when the same become due and payable pursuant to any covenant, agreement or condition contained in this Lease, interest at the rate equal to two (4%) percent above the prime lending rate from time to time of the Landlord's Bank or Credit Union, as the case may be, shall be payable on any such monies from the date of default to the date of payment and no such default shall be considered to be remedied until the said interest has also been paid.

7.14 If the Tenant shall hold over and if the Landlord shall accept rent after the expiration of the said term, the new tenancy thereby created shall be a tenancy from month to month and not a tenancy from year to year and shall be subject to the covenants and conditions herein contained so far as the same are applicable to a tenancy from month to month.

7.15 Any additional covenants, conditions or agreements set forth in writing signed and initialled by the participants and attached hereto at the commencement of the said term shall be read and construed together with and as part of this Lease, provided always that when the same shall be at variance with any printed clause in this Lease, such additional covenants, conditions and agreements shall be deemed to supersede such printed clause.

7.16 It is hereby agreed that, should the Tenant exercise its option to renew herein and should the Landlord desire to demolish the premises, the Landlord may terminate the renewal Lease and tenancy thereby created and any extensions thereof by giving to the Tenant 6 months notice in writing, effective during the renewal period, of the Landlord's intention so to do, which notice to vacate will be sufficiently given by leaving same on the premises, and the Tenant will forthwith on the expiration of such notice period peaceably and quietly surrender and deliver up to the Landlord possession of the premises without compensation, and will have no further claim hereunder or in respect of such termination.

7.17 The participants intend to be legally bound by the provisions of this Agreement.

7.18 (Deleted)

7.19 The Premises shall be provided to the Tenant on an "as is" basis, Otherwise, the Tenant shall provide its own leasehold improvements, including the installation, maintenance and

Landlord.

7.08 If the Landlord shall suffer or incur any damage, loss or expense or be obliged to make any payment for which the Tenant is liable hereunder by reason of any failure of the Tenant to observe and comply with any of the covenants of the Tenant herein contained then the Landlord shall have the right to add the cost of amount of any such damage, loss, expense or payment to the rent hereby reserved, and any such amount shall thereupon immediately be due and payable as rent and recoverable in the manner provided by law for the recovery of rent in arrears.

7.09 In the event that the Tenant shall make any assignment for the benefit of creditors or any bulk sale (other than such a sale in connection with an assignment or transfer of this Lease pursuant to subclause 6 (t), or become bankrupt or insolvent or take the benefit of any act now or hereafter in force for bankrupt or insolvent debtors, or if proceedings are commenced or an order is made for the winding up of the Tenant or other termination of its corporate existence, then in any such case this Lease shall, at the option of the Landlord, terminate and the Term shall immediately become forfeited and void and the current month's rent and the next ensuing three (3) months' rent shall immediately become due and payable and the Landlord may without notice or any form of legal process re-enter and take possession of the Leased Premises and remove the Tenant's effects therefrom, any statute or law to the contrary notwithstanding.

7.10 The Tenant waives and renounces the benefit of any present or future law taking away or limiting the Landlord's right of distress on the property of the Tenant and, notwithstanding any such law, the Landlord may seize and sell all the Tenant's goods and property, whether within the Leased Premises or not and apply the proceeds of such sale upon rent and all other amounts outstanding under this Lease including the costs of the seizure and sale in the same manner as might have been done if such law had not been passed. The Tenant further agrees that if it leaves the Leased Premises leaving any rent or other amounts provided to be paid under this Lease unpaid, the Landlord, in addition to any remedy otherwise provided at law or in equity, may seize the goods and chattels of the Tenant at any place to which the Tenant or any other person may have removed them, in the same manner as if such goods and chattels had remained upon the Leased Premises. For the purposes of making any such distress the Landlord, by itself, its agents and bailiffs may break open the door or window and enter upon the Leased Premises at any time after rent or other monies shall accrue due.

7.11 Upon the default of the Tenant in the performance of any of its obligations under this lease, the Landlord may enter the Leased Premises, and in addition to all other rights, shall have the right to enter the Leased Premises as the agent of the Tenant, either by force or otherwise and with an accompanying right to change the door locks for the Leased Premises, all without being liable for prosecution therefore, and to relet the Leased Premises as the agent of the Tenant and to receive the rent therefor and, as the agent of the Tenant, to take possession of any furniture or other property on the Leased Premises and to sell the same at private or public sale without notice and to apply the proceeds of such sale and any rent derived from reletting the Leased Premises upon account of the Rent and Additional Rent payable under this Lease, and the Tenant shall be liable to the Landlord for the deficiency, if any.

removal of any special equipment required by the Tenant including telephones, computers and special communications facilities. The Tcant shall also be responsible for all related designed fees, architectural inspection fees, demolition and construction costs and signage, all of the above in keeping with the appearance and character of the Premises and the Landlord's guidelines and subject to the prior written approval of the Landlard. All improvement work shall be done by qualified and licensed contractors and subcontractors for whom the Landlord has given prior written approval.

7.20 The small exterior metal building at the rear of the premises is for the exclusive use of the Landlord only. The Landlord will access it via the lane at the rear of the premises. The Lane must be kept clear at all times. The Landlord will occasionally require access to said building and will give the Tenant at least twenty-four (24) hours notice that access us required

IN WITNESS WHEREOF the participants execute this Agreement and deliver counterparts of the same each to the other.

RKL WAREHOUSING LTD.
Per:

Authorized Signatory

VANTECH PLASTICS CORP.
Per:

Authorized Signatory

PACIFIC TECH CENTRE CORP. (Guarantor)
Per:

Authorized Signatory